UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):
February 26, 2005

bebe stores, inc. (Exact name of registrant as specified in its charter)

California (State or Jurisdiction of Incorporation or Organization)	0-24395 (Commission File No.)	94-2450490 (IRS Employer Identification Number)

400 Valley Drive
Brisbane, California 94005
(Address of principal executive offices)

Registrant's telephone number, including area code
(415) 715-3900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Change from Controlled Company Status

To permit a transition as a result of recent changes in the listing standards of The Nasdaq Stock Market, the Board of Directors previously determined that bebe stores,inc. (the Company) was a "controlled company" within the meaning of the Nasdaq Marketplace Rules. As a “controlled company”, the Company was not required to have: 1) a board of directors comprised of a majority of independent directors; 2) a compensation committee comprised of independent directors; or 3) director nominees selected, or recommended for selection by the board of directors, by a majority of the independent directors or a nominating committee comprised of independent directors.

The Company has notified Nasdaq that it shall no longer be deemed a “controlled company” within the meaning of the Nasdaq Marketplace Rules. As of February 26, 2005, the Board of Directors of the Company is comprised of a majority of directors who have been determined by the Board of Directors to be independent for purposes of the Nasdaq Marketplace Rules. In addition, each committee of the Board of Directors, the Audit Committee, the Compensation and Management Development Committee and the Nominating and Corporate Governance Committee, continues to be comprised of directors who have been determined by the Board of Directors to be independent for purposes of the Nasdaq Marketplace Rules.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated March 2, 2005 bebe stores, inc. /s/ Walter Parks __________________________________ Walter Parks, Chief Financial Officer